UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
October 27, 2010

GLEACHER & COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
0-14140
(Commission File Number)
22-2655804
(IRS Employer Identification No.)
1290 Avenue of the Americas
New York, New York
(Address of Principal Executive Offices)
10104
(Zip Code)
(212) 273-7100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-3.1
EX-10.1
EX-10.2

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
                   Arrangements of Certain Officers.
     On October 27, 2010, Gleacher & Company, Inc. (the “Company”) announced that Peter J. McNierney, the Company’s President and Chief Operating Officer, assumed the additional role of interim Chief Executive Officer. Eric J. Gleacher will continue as Chairman of the Board of Directors and will resume his full-time role of supporting the Company’s corporate clients on their strategic initiatives.
     Mr. McNierney, age 45, has been and will continue to serve as President and Chief Operating Officer of the Company and Chief Executive Officer of Gleacher & Company Securities, Inc., the Company’s broker dealer subsidiary (“GCS”). He joined GCS in 2002 as the Director of Investment Banking, and served as President and Chief Executive Officer of the Company and GCS from June 2006 until September 2007. From September 2007 to the present, he has served as President and Chief Operating Officer of the Company and, from February 2010 to the present, Chief Executive Officer of GCS. Mr. McNierney has been a director of the Company since June 2006.
     In connection with these changes, the Executive Compensation Committee of the Company’s Board of Directors approved 2010 annual bonuses to Messrs. Gleacher and McNierney in the amounts of $3.875 million and $1.875 million, respectively, pursuant to the Company’s 2007 Incentive Compensation Plan. These bonuses are subject to the achievement of the pre-established Company performance goal previously approved by the Executive Compensation Committee of the Company’s Board of Directors. These bonuses are subject to certain limitations and procedures and will be paid at such time as annual cash bonuses are paid to other executive officers of the Company. The terms of these 2010 annual bonuses are reflected in letter agreements between the Company and each of Messrs. Gleacher and McNierney. The summary of these letter agreements are qualified in their entirety by reference to the full text of the letter agreements filed as Exhibits 10.1 and 10.2 to this Form 8-K and which is incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     In connection with Mr. McNierney’s appointment as Chief Executive Officer, the Company’s Board of Directors approved an amendment to the Company’s Bylaws, effective as of October 27, 2010, to enable Mr. McNierney to hold offices in addition to Chief Executive Officer. The summary of the amendment is qualified in its entirety by reference to the full text of the amendment filed as Exhibit 3.1 to this Form 8-K, and which is incorporated herein by reference.
Item 8.01. Other Events
     On October 27, 2010, the Company announced that its Board of Directors approved a share repurchase program. Under the program, the Company is authorized to purchase shares of its common stock for up to $25 million. Stock purchases will be made from time to time in the open market or in privately-negotiated transactions, if and when management determines to effect purchases. All stock repurchases shall be subject to the requirements of Rule 10b-18 under the Exchange Act.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
3.1	— Bylaw amendment of Gleacher & Company, Inc., dated October 27, 2010.

10.1	— Letter Agreement, dated October 27, 2010, by and between Gleacher & Company, Inc. and Eric J. Gleacher.

10.2	— Letter Agreement, dated October 27, 2010, by and between Gleacher & Company, Inc. and Peter J. McNierney.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLEACHER & COMPANY, INC.
	By:	/s/ Jeffrey Kugler
		Name:	Jeffrey Kugler
Dated: October 28, 2010		Title:	Acting Chief Financial Officer